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                                                                [Execution Copy]

                            SHARE PURCHASE AGREEMENT

                  SHARE PURCHASE AGREEMENT made as of July 17, 1998 (the "Agreement") by and between THE TURCHIN FAMILY LIMITED PARTNERSHIP ("Seller"), having an address at c/o Leslie Turchin, 536 Coconut Isle Drive, Ft. Lauderdale, Florida 33301, and BAY HARBOUR MANAGEMENT, L.C. acting for its managed accounts ("Buyer"), a Florida limited liability company having an address at 885 Third Avenue, 34th Floor, New York, New York 10022.

                              W I T N E S S E T H:

                  WHEREAS, Buyer has agreed to purchase from Seller and Seller has agreed to sell to Buyer Two Hundred Thousand (200,000) shares (the "Shares") of common stock, no par value (the "Common Stock") of Tops Appliance City, Inc. (the "Corporation"), upon the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the mutual promises herein set forth, and intending to be legally bound hereby, the parties do hereby agree as follows:

          1.           Sale and Purchase of Shares.

                       (a) Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at the Closing (as such term is defined in Paragraph 2 below), the Shares free and clear of all liens and encumbrances of any kind for the Purchase Price provided in Subparagraph (b) below.

                       (b) The purchase price (hereafter referred to as the "Purchase Price") to be paid to Seller by Buyer for the Shares shall be Three Dollars ($3.00) per share for an aggregate amount of Six Hundred Thousand ($600,000) Dollars, payable by wire transfer pursuant to the wiring instructions set forth in Schedule I hereto.

          2. The Closing. Subject to the conditions and provisions set forth herein, the closing under this Agreement (the "Closing") shall be deemed to occur as of July 20, 1998 (the "Closing Date"), at the offices of Howard, Smith & Levin LLP, 1330 Avenue of the Americas, New York, New York.

          3.           Representations.

                       (a) Seller represents and warrants as follows:

                           (i) the Shares shall be transferred to Buyer free and
clear of all liens, claims, debts, charges, restrictions, or encumbrances of any kind.

                           (ii) the Shares are validly issued, fully paid and
non-assessable shares of Common Stock with no personal liability attaching to the ownership thereof.



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                           (iii) Seller has full power and legal right to sell,
transfer and deliver the Shares to Buyer in accordance with the terms of this Agreement, and otherwise to execute and deliver this Agreement and to consummate and close the transactions provided for in this Agreement in the manner and upon the terms herein specified.

                           (iv) this Agreement has been duly authorized,
executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to validity, binding effect and enforcement remedies, to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and to equitable principles.

                           (v) there is not pending, nor to Seller's knowledge
is there threatened, any suit, action or administrative, arbitration or other proceeding which could adversely affect or materially impair the ability of Seller to perform any of its obligations under this Agreement.

                           (vi) Seller understands that the law firm of
Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP is counsel to the Corporation, and not in any way counsel to Seller, for the purpose of this Agreement, and that Seller has retained its own counsel in connection with this transaction.

                           (vii) the execution, delivery and performance of this
Agreement by Seller and the sale and delivery of the Shares does not and will not with the passage of time violate or conflict with (x) any applicable provision of law, statute, rule or regulation, or any order, judgment or decree of any court, arbitrator, governmental agency or the National Association of Securities Dealers, Inc. ("NASD") applicable to Seller of which the Seller has knowledge, or (y) any material contract, agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound or affected.

                           (viii) all clearances, approvals, authorizations and
consents, orders of, and designations by, any Governmental Entity (as defined below) or NASD, required under the laws of the United States or the regulation of NASD to be obtained by Seller for or in connection with the sale and delivery of the Shares, and compliance with the terms of this Agreement have been obtained and complied with, or will be obtained prior to Closing, and are in full force and effect.

                           (ix) Seller shall defend, indemnify and hold harmless
Buyer from and against any loss or liability arising from any breach of the representations and warranties of Seller contained herein.

                       (b) Buyer represents and warrants as follows:

                           (i) Buyer for itself and on behalf of its managed
accounts has full power and legal right to purchase the Shares from Seller in accordance with the terms of this Agreement, and otherwise to execute and deliver this Agreement and to consummate and close

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the transactions provided for in this Agreement in the manner and upon the terms herein specified, and this Agreement and the transactions contemplated hereby will not result in the violation of any other agreement to which Buyer is a party or by which it is bound.

                           (ii) In purchasing the Shares, Buyer is not relying
on any representation or warranty made by Seller or the Corporation (other than those made herein by Seller), but is relying on its own knowledge of the financial outlook and affairs of the Corporation, and is satisfied that the consideration Buyer is paying for the Shares is fair and just.

                           (iii) Buyer understands that the law firm of
Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP is counsel to the Corporation, and not in any way counsel to Buyer, for the purpose of this Agreement, and that Buyer has retained its own counsel in connection with this transaction.

                           (iv) this Agreement has been duly authorized,
executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to validity, binding effect and enforcement remedies, to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and to equitable principles.

                           (v) there is not pending, nor to Buyer's knowledge is
there threatened, any suit, action or administrative, arbitration or other proceeding which could adversely affect or materially impair the ability of Buyer to perform any of its obligations under this Agreement.

                           (vi) Buyer is purchasing the Shares for investment
purposes only and not with a view towards reselling or otherwise distributing the Shares.

                           (vii) Buyer acknowledges that, at Closing, the Shares
are not registered under the Securities Act of 1933, as amended or under any State securities laws and that certain restrictions exist with regard to the resale of the Shares.

                           (viii) Buyer shall defend, indemnify and hold
harmless Seller from and against any loss or liability arising from any breach of the representations and warranties of Buyer contained herein.

                       (c) The representations made by the parties in this Paragraph 3 shall survive the Closing for a period of two (2) years from the Closing Date.

          4. Closing. At the Closing, the following transactions shall occur, all of which shall be deemed to occur simultaneously:

                       (a) Seller will deliver or cause to be delivered to
Buyer:

                           (i) this Agreement;

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                           (ii) a share certificate or certificates for the
Shares to be sold by Seller to Buyer, duly endorsed for transfer with stock powers affixed thereto, which certificate(s) shall have affixed thereto or typed thereon the following legend:

            The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any State securities laws. Neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.

            and

                           (iii) all other documents set forth in Paragraph 6
hereof.

                       (b) Buyer will deliver or cause to be delivered to
Seller:

                           (i) this Agreement;

                           (ii) the sum of Six Hundred Thousand ($600,000)
Dollars in accordance with Paragraph 1(b); and

                           (iii) all other documents set forth in Paragraph 6
hereof.

          5. Conditions to Closing.

                       (a) The obligation of Buyer to purchase the Shares pursuant to Paragraph 1 hereof is subject to the satisfaction (or waiver by Buyer in writing) of each of the following conditions precedent at the Closing:

                           (i) the representations and warranties of Seller made
in this Agreement shall be true and correct in all respects, as of the date hereof, and at and as of the Closing as though then made.

                           (ii) Seller shall have performed or complied with all
of the covenants and agreements required to be performed or complied with by Seller under this Agreement at or prior to Closing.

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                           (iii) Seller has obtained all consents, approvals,
orders, authorizations of, and registrations and filings with, any Federal, state, local or foreign government or any court of component jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or NASD, that are required to be obtained or made by Seller, in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of any of the transactions contemplated hereby.

                           (iv) no action or proceeding by or before any
Governmental Entity, or any other person shall be pending or to the Seller's knowledge threatened challenging or seeking to restrain or prohibit the purchase and sale of any of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain damages from Buyer (or any of its affiliates) in connection with the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement.

                           (v) no statute, rule, regulation, executive order,
decree, or temporary restraining order, preliminary injunction, permanent injunction or other order of which Seller has knowledge, enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

                           (vi) Seller shall have delivered to Buyer:

                                (A) a certificate dated the Closing Date stating
that the conditions set forth in Paragraph 6(a)(i) through (v) have been satisfied;

                                (B) the delivery of such additional certificates
and documents as Buyer may reasonably request.

                       (b) The obligation of Seller to sell the Shares pursuant to Paragraph 1 hereof is subject to the satisfaction (or waiver by Seller in writing) of each of the following conditions precedent at the Closing:

                           (i) the representations and warranties of Buyer made
in this Agreement shall be true and correct in all respects, as of the date hereof, and at and as of the Closing as though then made.

                           (ii) Buyer shall have performed or complied with all
of the covenants and agreements required to be performed or complied with by Buyer under this Agreement at or prior to Closing.

                           (iii) Buyer shall have delivered to Seller a
certificate dated the Closing Date stating that the conditions set forth in Paragraph 6(b)(i) - (ii) have been satisfied.

           6. Indemnity Against Brokerage Commissions. Each of Seller and Buyer hereby represent and warrant that there is no corporation, firm or person entitled to receive from


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it a brokerage commission or finder's fee in connection with this Agreement or the transactions provided for herein. Seller and Buyer agree to indemnify and save the other party hereto harmless from and against any claim for brokerage commission or finder's fee based on any retention or alleged retention of a broker or finder by the other. This provision shall survive the Closing.

           7. Notices. All notices and other communications to be made hereunder shall be in writing and shall be deemed to have been given when the same are either (i) personally delivered or mailed, registered or certified mail, first class postage prepaid return receipt requested, or (ii) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery to the applicable party at the address set forth above. The substance of any such notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed.

           8. Captions. All captions and headings of paragraphs, subparagraphs and sections are not part of this Agreement and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

           9. Names and Entities. The masculine gender shall include the neuter genders, and the word "person" shall include a corporation, firm, partnership or other entity. Whenever the singular is used in this Agreement the same shall include the plural when required by the context and vice versa.

           10. Severability. In the event any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision never had been contained herein.

           11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof.

           12. Assignment. No party may assign its rights or obligations under this Agreement without the prior written consent of other party hereto.

           13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           14. Consent To Jurisdiction. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or documents by United States registered mail, return receipt requested, to such party's respective address set forth in the introduction of this Agreement, shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Paragraph 18. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding

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arising out of this Agreement or the transactions contemplated hereby in (x) the
Supreme Court of the State of New York, New York County, and (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

           15. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the matters contained herein, and may not be amended or supplemented at any time unless by a writing executed by each of the said parties.

           16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          SELLER:
WITNESS:                                  THE TURCHIN FAMILY LIMITED
                                          PARTNERSHIP

/s/ Gaia Schettino                        By: /s/ Leslie Turchin
--------------------------------             ---------------------------------
    Gaia Schettino                            Leslie Turchin


                                          BUYER:
ATTEST:                                   BAY HARBOUR MANAGEMENT, L.C.,
                                          for its managed accounts,


Signature illegible                       By: /s/ Douglas P. Teitelbaum
--------------------------------             --------------------------------
                                             Douglas P. Teitelbaum
                                             Principal & Portfolio Manager

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